UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                                         November 10, 2010

     Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 354-6100 (Houston)
33 156 26 71 71 (Paris)

            Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, previously announced that it will host its 2010 Investor / Analyst Day on November 11, 2010, at the JW Marriott Hotel, Houston, Texas.

Detailed presentations about Dresser-Rand including plans to accelerate growth through various technology development programs and infrastructure initiatives will begin at 8:30 a.m. and adjourn following lunch by 1:00 p.m.

The conference will be broadcast live over the Internet.  This Web cast and the presentation slides, which are attached here as Exhibit 99.1, can be accessed through the Company’s Web site, www.dresser-rand.com, as of approximately 4:00 p.m. Eastern Time, November 10, 2010.  A replay of the Web cast will be archived on the Company’s Web site.  You may access the replay of the meeting beginning at approximately 2:30pm Eastern Time, Thursday, November 11, 2010, until 11:59 p.m. Eastern Time, Thursday, November 18, 2010.  Access to this site is public (not password protected).

All information in the presentation slide deck is furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent registrant specifically incorporated it by reference.

Exhibit No.	Description
99.1	Presentation slide deck for Dresser-Rand’s November 11, 2010 Investor / Analyst Day

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC
(Registrant)

Date: November 10, 2010	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel
and Secretary

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Presentation slide deck for Dresser-Rand’s November 11, 2010 Investor / Analyst Day